Exhibit 99.2

Q2 2022 Investor Presentation THE DIGITAL ASSET COMPANY Q2 FY2022 Investor Presentation NASDAQ: MIGI August 2022

Q2 2022 Investor Presentation Q2 2022 Investor Presentation 2 LEGAL DISCLAIMER Information contained herein is derived from various internal and external sources which are deemed reliable, but no representations or warranties are made by Company, or any of its affiliates, employees or representatives as to the accuracy or completeness of such information. The Company has not independently verified any of the information set forth in this Presentation. No representation is made as to the reasonableness of the assumptions within or the accuracy or completeness of any projections or modelling or any other information contained herein. Any data on past performance or modelling contained herein is not an indication as to future performance. The Company assumes no obligation to update the information in this Presentation. The information contained in this Presentation does not purport to contain all of the information that a prospective investor may desire. In all cases, interested parties should conduct their own investigation and analysis of Company and the information contained herein. Except as otherwise expressly indicated, this Presentation speaks as of the date hereof. The Company, does not undertake to update the information contained herein, correct any inaccuracies that may become apparent or provide the recipient with access to any additional evaluation material. The delivery of this Presentation does not imply that there has been no change in Company’s affairs after the date hereof. This Presentation is not a prospectus, disclosure document or offering document, and does not constitute an offer or invitation to apply for securities under any. In particular, this Presentation shall not form the basis of or be relied on in connection with any contract or commitment whatsoever. FORWARD LOOKING STATEMENTS/USE OF PROJECTIONS Statements made in this presentation include forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward - looking statements can be identified by the use of words as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” target,” or comparable terminology. All financial forecasts are forward - looking statements, are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. All forward - looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward - looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company's Annual Report on Form 10 - K filed with the SEC on March 21 2022, as may be supplemented or amended by future filings of the Company. The Company assumes no obligation to update or supplement forward - looking statements that become untrue because of subsequent events, new information or otherwise. More specifically, it is impossible to forecast what the price of bitcoin or the hash rate difficulty will be on any specific date, or when all the Company's miners are expected to be deployed. This presentation is for illustrative purposes only to provide the reader with an estimate of the Company's potential gross revenue, mining power and hosting costs, which might be attained if all miners were deployed as of a specific date and with certain parameters used, as set forth below. The Bitcoin Self - Mining parameters used were hash rates of 1.7 EH, 2.3 EH and 5.50 EH, Bitcoin price assumption of $25,000 and network difficulty as at 15 August 2022. NO OFFER OR SOLICITATION This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities. No offer, sale or solicitation of any securities shall be made in any jurisdiction in which such offer, sale or solicitation would be prohibited. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. INVESTOR NOTICES Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward - looking statements described under “Risk Factors” in our most recent SEC filings including our Annual Report on Form 10 - K filed with the SEC on March 21 2022 and our Quarterly Reports on Form 10 - Q filed with the SEC on May 16, 2022, and August 22, 2022. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Lastly, with the current worldwide situation caused by COVID - 19, supply - chain disruptions and general inflation there can be no assurances as to when we may see any long - term sustained recovery in the bitcoin market, and if so, whether any recovery might be significant. NON - GAAP FINANCIAL MEASURES T he Company utilizes a number of different financial measures, both GAAP and non - GAAP, in analyzing and assessing its overall business performance, for making operating decisions and for forecasting and planning future periods. The Company considers the use of non - GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. While the Company uses non - GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, the Company does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, the Company believes that disclosing non - GAAP financial measures to the readers of its financial information provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. Investors are cautioned that there are inherent limitations associated with the use non - GAAP financial measures as an analytical tool. In particular, non - GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non - GAAP financial measures differently than the Company does, limiting their usefulness as a comparative tool.

Mawson
at a glance

Focused on Bitcoin Self-Mining, Hosting Co-location services and Energy Markets, Mawson's integrated model is based on a long term strategy to assist in the global transition to a digital and decarbonised society.

ANTICIPATED SELF-MINING & HOSTING OPERATIONAL CAPACITY BY Q4 2022

5.3EH[1]

Approximately 3.5 Exahash online as at end July 2022

FULLY PAID & DELIVERED BITCOIN SELF-MINING CAPACITY

2.3EH

Approximately 1.7 EH online as at end July 2022

HOSTING CO-LOCATION AGREEMENTS IN PLACE

3.0EH

Approximately 1.8 EH online as at end July 2022

590MW[2]

Total energy infrastructure capacity available for Bitcoin Mining

5 SITES

4 **USA** + 1 **AUS**
(3 OPERATING)

Net Zero Carbon[3]

Bitcoin mining & hosting co-location

1. Assumes all equipment deployed and 100% online, plus the construction of all contracted sites on time, actual results are likely to vary in a negative manner. Construction delays are common and it is rare for all equipment to be deployed and 100% online, however accurate historical downtime averages are difficult to calculate and also may not provide an accurate picture due to differences moving forward. Investors should consider all risk factors related to uptime when considering these figures, which are a best case scenario. Annualised revenue is based on BTC USD$25k and difficulty as at 15 August 2022. Please see Coinwarz Bitcoin Mining Calculator at https://www.coinwarz.com/mining/bitcoin/calculator. The above information is for general information purposes only, and are forward looking statements which should not be relied upon as being necessarily indicative of future results. Mawson takes no responsibility for the accuracy of third party information, including websites. Online calculator excludes overheads and fees (except pool fees). The above information should be read in conjunction with the disclaimer on page 2. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining. 2. Approximately 100 megawatts (MW) is currently allocated to Mawson's Hosting Co-location customers, see page 7 for further details. Contracted energy capacity delivery is not guaranteed and is subject to decreases in various circumstances such as times of high energy use. 3. 2020 carbon offset with carbon credits, 2021 carbon footprint assessment and offset underway.

Mawson

Q2 2022 Investor Presentation 3

Headline Results

Q2 FY2022



Financial Highlights

		Δ (Q2 FY2021)
Revenue	$19.8M	+236%
Gross Profit	$5.4M	flat
EBITDA (Non-GAAP)	$13.7M	+756%
Bitcoin produced from Self-Mining	490	+286%

Operational Highlights

230-Megawatt Sandersville, GA facility expansion commences	230MW (~7.5EH)
Participation in Energy Demand Response Program commences	
1H FY2022 949 Self-Mined Bitcoin produced	949 BTC
Approximately 40,000 ASIC Bitcoin Miners deployed across operations as at 30 June, 2022	40,000

Strategic Highlights

33%	Mawson to become 33% shareholder in Tasmania Data Infrastructure, developer of a large-scale hydro powered Bitcoin Mining Facility in Australia
$10M	New capital raised in July (subsequent to quarter end)
120MW	New Bitcoin Mining Facility Signed in Texas, USA
120MW	New Bitcoin Mining Facility in Sharon, Pennsylvania, USA

Mawson

Q2 2022 Investor Presentation 4

Q2 2022 Investor Presentation 5 Q2 - 22 ($M) Q1 - 22 ($M) Δ ($M) ASSETS Cash and cash equivalents $2.5 $5.8 ($3.3) Property and equipment, net $148.9 $102.5 $46.4 Equipment deposits $2.8 $41.7 ($38.9) Derivative assets $17.7 - $17.7 Other Assets $19.9 $16.0 $3.9 Total Assets $191.8 $166.0 $25.8 Trade and other payables $47.0 $14.0 $33.0 Borrowings $38.9 $43.0 ($4.1) Other Liabilities $4.8 $5.1 ($0.3) Total Liabilities $90.7 $62.1 $28.6 Net Assets $101.1 $103.9 ($2.8) June 30, 2022 Balance Sheet 1 Q2 FY2022 Summary 1. Balance sheet presented in a non - GAAP basis. Please see page 17 for reconciliation to statutory GAAP accounts per 10Q. 5.6 8.4 15.8 11.0 5.4 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Gross Profit ($M) 1.6 2.9 10.0 4.5 13.7 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Non - GAAP EBITDA ($M) 5.9 10.9 19.5 19.4 19.8 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Revenue ($M)

Mawson
Self-Mining

	July 2022	Anticipated Q4 2022[1]	Δ	Anticipated 2023[2]	Δ
Capacity (MW)[2]	590 MW	800 MW	**+210 MW**	1,000 MW	**+200 MW**
Total Exahash (EH) Online	1.7 EH	2.3 EH	**+0.6 EH**	5.5 EH	**+3.2 EH**
BTC Mining Production / day	7.5 BTC /day[1]	10.5 BTC /day[1]	**+3.0 BTC**	24.5 BTC /day	**+14.0 BTC**
Annualised Revenue[1]	~$68.5M	~$95.8M	**+$27.3M**	~$223.5M	**+$127.7M**

Mining Revenue = (Mawson Hashrate / Network Hashrate) X Block reward (6.25 BTC + TXN fees) X 52,560 Blocks per year X Bitcoin price

Operating Costs = [ASIC Miner power consumption + Datacentre power usage] X Power price + Other operating costs

1. Assumes all equipment deployed and 100% online, plus the construction of all contracted sites on time, actual results are likely to vary in a negative manner. Construction delays are common and it is rare for all equipment to be deployed and 100% online, however accurate historical downtime averages are difficult to calculate and also may not provide an accurate picture due to differences moving forward. Investors should consider all risk factors related to uptime when considering these figures, which are a best case scenario. Annualised revenue is based on BTC USD$25k and network difficulty as at 15 August 2022. Please see Coinwarz Bitcoin Mining Calculator at https://www.coinwarz.com/mining/bitcoin/calculator. The above information is for general information purposes only, and are forward looking statements which should not be relied upon as being necessarily indicative of future results. Mawson takes no responsibility for the accuracy of third party information, including websites. Online calculator excludes overheads and fees (except pool fees). The above information should be read in conjunction with the disclaimer on page 2. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining. 2. Approximately 100 megawatts (MW) is currently allocated to Mawson's Hosting Co-location customers, see page 7 for further details.

Mawson
Q2 2022 Investor Presentation 6

Q2 2022 Investor Presentation 7 Mawson Hosting Co - location July 2022 Anticipated Q4 2022 1 Δ Anticipated 2023 1 Δ Contracted Hosting Customers (MW) 100 MW 120 MW +20MW 200 MW +80MW Hosting Exahash (EH) Capacity 13.5 EH 20.5 EH +7.0 EH 27.0 EH +6.5 EH 1. Exahash capacity assumes installation of current generation ASIC Bitcoin Mining hardware including but not limited to Bitmain S19J Pro, MicroBT M30/1, Avalon A1246 assuming approximately 30 megawatt per 1 Exahash . M awson leverages its surplus infrastructure capacity to generate an additional revenue stream, comprising hosting co - location services. Aerial view of Midland, Pennsylvania Bitcoin Mining Facility Expansion. Hosting Exahash (EH) Online 1.8 EH 3.0 EH +1.2 EH 6.5 EH +3.5 EH

Mawson Energy Demand Response with voltus

Mawson engages in Energy Demand Response Programs across its operations, releasing energy capacity back into the grid and curtailing as part of its overall power management strategy. This program is managed by Voltus, Inc, Mawson and our energy consultants.

Supporting local energy networks

Reduced overall operating costs

11,264 MWh
Total Load Reduction FY 2022 year to date

7,488
Tonnes of CO2 emissions avoided

Equivalent to avoiding:

17,414
Barrels of oil consumed

Equivalent to carbon sequestered by:

124,800
Tree seedlings grown for 10 years

Mawson
Q2 2022 Investor Presentation 8

Secure Energy Pipeline

Energy Infrastructure underpins future growth

We focus on identifying stranded and distressed energy infrastructure

Over 500MW pipeline of energy projects
Energy infrastructure capacity available for Bitcoin Self-Mining and Hosting Co-location currently 590MW

Proven history of efficient and rapid modular site development

Future development pipeline
Expansion and development of existing facilities



Lease term
Texas
USA
120MW
15 Years
Sandersville, GA
USA
230MW
26 Years
Midland, PA
USA
100MW
20MW
15 Years
New South Wales
AUS
20MW
7 Years
Sharon, PA
USA
120MW
15 Years
Existing Capacity
Target Expansion
Pipeline Sites[1]
+500MW

1. Pipeline sites refer to real estate sites with access to stranded and distressed energy that we have identified and are in various stages of commercial negotiations for purchase or lease.

Mawson

Q2 2022 Investor Presentation 9

Q2 2022 Investor Presentation 10 Current Exahash Capacity Current MW capacity Future potential MW capacity Future potential Exahash Capacity Current Modular Data Centre Capacity Lease Term Tenancy Type Energy Mix Sharon, PA USA 4.0 EH 120 MW - - 60 15 Years Long - term lease TBC Sandersville, GA USA 7.5 EH 230 MW - - 115 26 Years Long - term lease with option to buy ~75% carbon - free (carbon credits for balance) Texas USA 4.0 EH 120 MW - - 60 15 Years Long - term lease ~50% carbon - free (carbon credits for balance) Midland, PA USA 3.3 EH 100 MW +20 MW +0.65 EH 50 15 Years Long - term lease 100% carbon - free New South Wales AUS 0.4 EH 20 MW - - 10 7 Years Long - term lease 100% renewable Current Total 19.2 EH 1 590 MW +20MW +0.65 EH 295 - - - Compelling Bitcoin Mining Facilities 1. Exahash capacity assumes installation of current generation ASIC Bitcoin Mining hardware including but not limited to Bitmain S19J Pro, MicroBT M30/1, Avalon A1246 assuming approximately 30 megawatt per 1 Exahash .

Mawson's Infrastructure First Approach

1 Strict ROIC assessment of sites

- High quality, stable and supportive jurisdictions
- Selection of sites with stranded/under-utilised energy infrastructure especially in regional areas
- Target low cost of energy across portfolio

2 Modular Data Centre (MDC) IP

- Design allows for rapid deployment in most climates
- One of the lowest costs of deployment in the industry
- Flexibility to rapidly re-deploy equipment across facilities

3 Long-term agreements

- Secured long-term agreements for key sites

Sharon, PA USA	15 Years
Georgia, USA	26 Years
Midland, PA USA	15 Years
New South Wales, AUS	7 Years
Texas, USA	15 Years

4 ESG & Social Impact focus

- Target sites that satisfy a Net Zero Carbon 2030 strategy
- Site criteria includes targeting non-carbon emitting energy mix greater than 75%
- Deep community engagement to win local support / social licence to operate
- Dedicated carbon offset program: demonstrated contribution to major projects





Mawson

Q2 2022 Investor Presentation 11

ESG Focus

Net Zero Carbon

22,277
Tonnes of CO_2 Offsets purchased in 2020, 2021 carbon footprint being assessed/offset

7,488
Tonnes of CO2 emissions avoided through Energy Demand Response Program

100,000
Trees Planted by the end of 2022

Socially Engaged

Georgia, USA

- Platinum sponsor of School Athletics Programs
- Mawson Group Academic Scholarship
- Mawson and Brentwood School Career Pathways Program
- Christmas Tree giveaway
- Washington County Regional Medical Centre

Pennsylvania, USA

- Mawson supporter of Buhl Park (community park)
- Community College Beaver County Scholarship Program
- Lincoln Park Performing Arts Centre Supporter
- Beaver Falls Park sponsorship
- Heritage Valley Health System Supporter

New South Wales, AUS

- Major sponsor of Far North Coast Men's/Women's/Junior Rugby Union

Governance Framework

A responsible, accountable and ethical approach to corporate governance underpins the way we do business.

- Independent Board of Directors
- Code of Ethics and Business Conduct
- Audit & Remuneration Committee

Mawson

Q2 2022 Investor Presentation 12

Q2 2022 Investor Presentation 13 Highly experienced Management & Board 25 years with AGL Energy (AGL.ASX), Australia’s largest energy generator/retailer, 5 years as CEO and Managing Director 15 years management experience across technology, accounting, logistics, property development 30 years experience across financial services. Previous Commercial Director of Sealink Travel Group (SLK.ASX) 25 years experience in public markets, having served as CFO of numerous public and private companies on the NASDAQ and ASX James Manning Founder & CEO Greg Martin Independent Non - Executive Chair Michael Hughes Independent Non - Exec Director Yossi Keret Independent Non - Exec Director Board FCA with over 25 years of experience in financial stewardship. He has worked in public practice with KPMG and Deloitte 16 years experience in senior operational management roles across multiple industries 15 years experience in financial markets and funds management 15 years’ experience in business leadership and delivery of major projects Ariel Sivikofsky Chief Financial Officer Liam Wilson Chief Operating Officer Nick Hughes - Jones Chief Commercial Officer Craig Hibbard Chief Development Officer Key employees 15 years’ legal experience across technology, banking and asset management, formerly with Macquarie Bank, ANZ Bank and HUB24 Tom Hughes General Counsel 20 years’ experience across technology, communications and marketing, primarily in the telecommunications and IT industries Heath Donald Chief Marketing Officer

Q2 2022 Investor Presentation 14 Ticker NASDAQ:MIGI Share price $0.99 S hares outstanding 81,241,906 $80M Market capitalisation Mawson Register 76% 24% Based on share price as at 15 August, 2022 Board and Management 19% External Investors 81% High Insider ownership

Q2 2022 Investor Presentation 15 Mawson Infrastructure Group A strong platform for sustainable growth 1. 2020 carbon offset with carbon credits, 2021 carbon footprint currently being assessed/offset. 2. https://www.prnewswire.com/news - releases/bitcoin - miners - revenue - rose - 206 - in - 2021 - 301482452. html . 3. Please see our Risk Factors in our Annual Report on Form 10 - K filed March 21, 2022, under the Sub - Heading Risks Relating to Our Business and Management for important risks related to our Self - Mining Hash Rate. Rapid Growth and Scale Bitcoin Self - Mining and Hosting Co - location growth 0.2 EH in July 2021 3.5 EH in July 2022 5.3 EH target Q4 2022 12.0 EH target FY 2023 Infrastructure First Approach Owner/Operator of Bitcoin Self - Mining, Hosting Co - location Facilities, and Modular Data Centres (MDC) 5 Secured Locations (3 Operating) 4 USA sites, 1 AUS site Sustainable Bitcoin Mining N et Zero Carbon Bitcoin Mining/Hosting 1 Strategic Relationships Purpose Investments, Inc Canaan Inc (NASDAQ:CAN) Texas Pacific Land Corporation (NYSE:TPL) Voltus , Inc Lowest quartile operator - Large revenue opportunity Low costs of deployment per megawatt and costs of production ~$15BN bitcoin mining revenue in 2021 2 High insider ownership ~19% owned by directors and senior management

Q2 2022 Investor Presentation 16 Reconciliation of Non - GAAP Metrics Q2 Balance Sheet Net loss (GAAP) ($2.4) Net other expenses 1 ($0.8) Depreciation & amortisation 2 $16.0 Share Based Payments 3 $0.9 EBITDA (Non - GAAP) $13.7 1. Adjustments for – realized and unrealized gains and losses, non - operating income/(expense), impairment of financial assets. 2. Reverses out accelerated depreciation effect 3. Reverses out share - based payments 4. Round ing to millions Q2 EBITDA + Gross Profit Pages 4/5 identifies some non - GAAP financial metrics, which require reconciliation to the statutory GAAP numbers. We set them out as follows: Page 5 identifies some non - GAAP financial metrics, which require reconciliation to the statutory GAAP numbers. We set them out as follows: Revenue $19.8 Less Cost of Revenues ($14.4) GROSS PROFIT (GP) $5.4 Assets Cash and cash equivalents Cash $2.5M Property and equipment, net $148.9M Equipment deposits $2.8M Derivative Assets $17.7M Other Assets Trade and other receivables $13.7M Right of use assets $4.6M Marketable securities $1.6M Total Assets $191.8M Liabilities Trade and other payables $47.0M Borrowings $38.90M Other Liabilities Lease liability $4.8M Total Liabilities $90.7M

Q2 2022 Investor Presentation Level 5, 97 Pacific Highway North Sydney, NSW, Australia, 2060 info@mawsoninc.com Brett Mass Hayden IR mawson@haydenir.com Investor Relations Head Office